Exhibit 10.1

                                LICENSE AGREEMENT

      Agreement dated the 24th day of November, 2003, Between MARK TM, LLC., a Delaware Limited Liability Corporation, with its principal offices at 1400 Broadway, 15th floor New York, NY 10018 (hereinafter referred to as "LICENSOR"), and BIB Ltd., a Corporation doing business under the laws of New York, with its principal offices at 1 West 34th Street, New York, NY 10016 (hereinafter referred to as "LICENSEE").

      A. LICENSOR is the owner of all right, title and interest in and to the trademark, Maurice Sasson and associated Mark "M. Sasson" as depicted in Exhibit A in the United States of America. Exhibit A shall constitute the Licensed Mark. LICENSEE recognizes the great value of the goodwill associated with the Licensed Mark and that all rights to the Licensed Mark and its associated goodwill belong exclusively to LICENSOR, and the Licensed Mark has acquired a secondary meaning to the public.

      B. LICENSEE is principally and presently engaged in the business of manufacturing, promoting and selling Missy, Junior and Young Men's Denim Apparel for purposes of distribution at wholesale throughout the United States; and LICENSEE desires to use the Licensed Marks on and in connection with the manufacture, promotion, sale and distribution of the "Articles" as set forth and defined in schedule "A" in the United States (the "Territory").

      C. LICENSOR is willing to grant the Non-Exclusive right to use the Licensed Mark on and in connection with the Articles upon the terms and conditions of this Agreement.

1. DEFINITIONS. (a) Whenever used in this Agreement, the words "First Year" shall mean that period from the date of execution hereof to April 30, 2005; the words "Second Year" shall mean that period from May 1, 2005 to April 30, 2006; the words "Third Year" shall mean that period from May 1, 2006 to April 30, 2007.

      (b) Whenever used in this Agreement, "Net Sales" shall mean gross sales of the Articles by LICENSEE, less returns actually received, normal trade discount and allowances usually granted, provided, however, that the amount of normal trade discounts and allowances actually granted by LICENSEE shall not exceed an amount equal to Five (5%) Percent of gross sales in any year of this Agreement.

      (c) Whenever used in this agreement, "Licensed Article" or "Licensed Articles" shall mean any Articles which bear any of the Licensed Marks.

2. EXCLUSIVE GRANT OF RIGHTS. (a) Upon the terms and conditions of this Agreement, LICENSOR hereby grants to LICENSEE the Exclusive right and license to use the Licensed Mark in the Territory on and in connection with the Articles manufactured from designs provided by LICENSEE and approved by LICENSOR but not on or in connection with Articles not approved by LICENSOR or any goods other than Articles, for retail sale in the Territory only, without the consent of LICENSOR. LICENSOR reserves the right to produce, sell and market under the Licensed mark the Articles licensed under this Agreement. In the Event the LICENSOR elects to manufacture and distribute the Articles granted under this License Agreement the parties agree to negotiate in good faith for a reduction of minimum sales and minimum royalties. All Articles manufactured from designs approved by LICENSOR shall bear the Licensed Mark. During the term of this Agreement, LICENSEE shall use its best efforts to exploit the rights herein granted throughout the Territory. LICENSEE shall not attempt to register the mark "M.Sasson" in its own name for its own benefit in any country in the world. LICENSEE agrees that it will not knowingly directly or indirectly infringe the "M.Sasson" trademark in countries outside the Territory and will not contribute to or induce such infringement by selling Licensed Articles to persons whom LICENSEE knows, or reasonably has reason to know, intend to infringe the "M. Sasson" trademark outside the Territory.

      (b) LICENSEE shall not sell or distribute any products that compete or are in competition with the Licensed Articles.

      (c) Nothing herein shall be construed to grant a license for the Mark "Maurice Sasson". This License relates solely to the Mark "M. Sasson" as depicted on Exhibit A.

3. TERM. The "Term" of this Agreement shall commence upon the date of execution hereof and expire on April 30, 2009, unless sooner terminated as provided herein.

      (a) During the "First Year", November 11, 2003 through April 30, 2005 LICENSEE shall guarantee minimum net sales of $10,000,000 for Schedule "A".

      (b) During the "Second Year", May 1, 2005 through April 30, 2006 LICENSEE shall guarantee minimum net sales of $15,000,000.

      (c) During the "Third Year", May 1, 2006 through April 30, 2007 LICENSEE shall guarantee minimum net sales of $20,000,000.

      (d) During the "Fourth Year", May 1, 2007 through April 30, 2008 LICENSEE shall guarantee minimum net sales of $25,000,000.

      (e) During the "Fifth Year", May 1, 2008 through April 30, 2009 LICENSEE shall guarantee minimum net sales of $30,000,000.

      (f) LICENSEE shall have the option to renew this Agreement for one (1) additional term of one (1) year ("First Renewal Term") thereafter only if;

            (i) During the "Fifth Year" of this Agreement, LICENSEE has made at least the net sale of Licensed Articles that would be needed to support the minimums for the fifth year and has paid all appropriate royalties and advertising money thereon to LICENSOR; and

            (ii) LICENSEE is in compliance with all of the terms and conditions of this Agreement, both at the time the option is exercised and on the last day of the initial term; and

            (iii) Written notice of the election to exercise said option is delivered to LICENSOR at its address stated above not less than four (4) months prior to expiration of the Initial Term.

      (g) LICENSEE shall have the option to renew this Agreement for an additional term of one (1) year ("Second Renewal Term") thereafter, only if;

            (i) During the "First Renewal Term" of this Agreement, LICENSEE has made at least the net sale of Licensed Articles that would be needed to support the minimums for such year of this Agreement and has paid all appropriate royalties and advertising money thereon to LICENSOR; and

            (ii) LICENSEE is in compliance with all of the terms and conditions of this Agreement, both at the time the option is exercised and on the last day of the "First Renewal Term"; and

            (iii) Written notice of the election to exercise said option is delivered to LICENSOR at its address stated above not less than four (4) months prior to the expiration of the "First Renewal Term".

      (h) LICENSEE shall have the option to renew this Agreement for an additional term of one (1) year ("Third Renewal Term") thereafter, only if;

            (i) During the "Second Renewal Term" of this Agreement, LICENSEE has made at least the net sale of Licensed Articles that would be needed to support the minimums for such year of this Agreement and has paid all appropriate royalties and advertising money thereon to LICENSOR; and

            (ii) LICENSEE is in compliance with all of the terms and conditions of this Agreement, both at the time the option is exercised and on the last day of the "Second Renewal Term"; and

            (iii) Written notice of the election to exercise said option is delivered to LICENSOR at its address stated above not less than four (4) months prior to the expiration of the "Second Renewal Term".

      (i) LICENSEE shall have the option to renew this Agreement for an additional term of one (1) year ("Fourth Renewal Term") thereafter, only if;

            (i) During the "Third Renewal Term" of this Agreement, LICENSEE has made at least the net sale of Licensed Articles that would be needed to support the minimums for such year of this Agreement and has paid all appropriate royalties and advertising money thereon to LICENSOR; and

            (ii) LICENSEE is in compliance with all of the terms and conditions of this Agreement, both at the time the option is exercised and on the last day of the "Third Renewal Term"; and

            (iii) Written notice of the election to exercise said option is delivered to LICENSOR at its address stated above not less than four (4) months prior to the expiration of the "Third Renewal Term".

      (j) LICENSEE shall have the option to renew this Agreement for an additional term of one (1) year ("Fifth Renewal Term") thereafter, only if;

            (i) During the "Fourth Renewal Term" of this Agreement, LICENSEE has made at least the net sale of Licensed Articles that would be needed to support the minimums for such year of this Agreement and has paid all appropriate royalties and 2 advertising money thereon to LICENSOR; and

            (ii) LICENSEE is in compliance with all of the terms and conditions of this Agreement, both at the time the option is exercised and on the last day of the "Fourth Renewal Term"; and

            (iii) Written notice of the election to exercise said option is delivered to LICENSOR at its address stated above not less than four (4) months prior to the expiration of the "Fourth Renewal Term".

4. EXCLUSIVITY OF RIGHTS. LICENSOR will not grant any other license effective during the term of this Agreement for the use of the Licensed Mark on or in connection with the Articles in the Territory. LICENSOR may use or grant others the right to use the Licensed Mark (a) on or in connection with goods not licensed hereunder in the Territory or (b) on or in connection with Articles outside the Territory. LICENSOR reserves the right to produce, sell and market under the Licensed mark the Articles licensed under this Agreement. In the Event the LICENSOR elects to manufacture and distribute the Articles granted under this License Agreement the parties agree to negotiate in good faith for a reduction of minimum sales and minimum royalties. LICENSEE will not, during the term of this Agreement or thereafter, use any business name utilizing the trade name "M. Sasson", attack LICENSOR's title in and to the Licensed Mark, attack the validity of the Licensed Mark, attack the registration in any country by LICENSOR of the "M. Sasson" mark, or attack the validity of this License. However, in any other license agreement entered into by LICENSOR for the use of the Licensed Mark in connection with the sale and distribution of the Articles outside the Territory, LICENSOR shall affirmatively require in such agreement that said Articles may not be sold and/or distributed in the Territory by that licensee.

5. QUALITY OF ARTICLES. (a) Because the availability and quality of promotion and service at retail outlets affect the goodwill of LICENSOR and the competitiveness of items bearing the Mark, the quality of all Articles produced and sold by LICENSEE under this Agreement and bearing the Licensed Mark shall be of a high quality relative to other Articles, and shall be intended for sale through the retail stores only as prestige, better-priced merchandise and shall be marketed accordingly and shall not be sold to jobbers or distributors. All of the Articles will be manufactured, labeled, sold, distributed and advertised in accordance with all applicable national, state and local laws or regulations.

      (b) A list of customers for the Articles is defined in Exhibit B. LICENSEE shall submit all changes in its customer list with the regular statement of royalties, or more frequently if needed. LICENSOR shall have the right to disapproveof all or any portion of the list. LICENSEE will not sell Articles bearing the Mark to customers without first obtaining approval of LICENSOR.

      (c) Before selling or distributing any Articles bearing the Licensed Mark, LICENSEE shall submit to LICENSOR for its approval, a sample of each article, its containers, labels and the like.

      (d) During the term of this Agreement, LICENSEE periodically, but at least once each year, shall submit then current production samples, patterns, designs, and material selections of each Article marketed under this Agreement so that LICENSOR may assure itself of the maintenance of the quality standards.

      (e) In order to maintain an image of high quality Articles bearing the Licensed Mark, LICENSOR agrees that it will maintain such image with other Articles bearing the Licensed Mark that its sells, and that it will require and enforce high quality standards from all other Licensees of the Licensed Mark.

6. REQUIRED MARKINGS. LICENSEE shall display the Licensed Mark only in such form and manner as are specifically approved in writing by LICENSOR. LICENSEE also shall cause to appear on the Articles produced under this Agreement, or on their containers and labels and the like and on all advertising and promotional material used in connection with them, such legends, markings and notices as may be required by law or regulation in the Territory and as LICENSOR reasonably may request.

      All Licensed Articles produced under this Agreement shall contain LICENSEE's identifying mark so that the origin of the Articles can be determined. Before producing Articles bearing the Licensed Mark, LICENSEE shall submit to LICENSOR for its approval, finished artwork sufficiently in advance of production to permit LICENSOR to correct, to the extent necessary, the legends, markings and notices and the form and manner in which the Licensed Mark is displayed.

7. APPROVALS. LICENSEE must submit all samples or artwork to LICENSOR for approval. Any approval of LICENSOR required under this Agreement shall not be withheld unreasonably. After any sample or artwork has been approved, LICENSEE shall not make any change without LICENSOR's prior approval. LICENSOR reserves the right to approve or disapprove any sample based on current marketability. If any sample or artwork is disapproved by LICENSOR, LICENSEE shall not release that Article or artwork for public distribution without LICENSOR's specific written authorization.

      However, LICENSOR's approval of any sample or artwork shall not be construed to mean that LICENSOR has determined that the sample or artwork conforms to the laws or regulations of any jurisdiction referred to above, or that it is not in conflict with any other licensed articles and shall not bear any liability for such approval. In the event the high standard, style, appearance or quality of any Article bearing the Licensed Mark ceases t be acceptable to LICENSOR, LICENSOR shall have the right in reasonable exercise of its sole discretion to withdraw its approval of such Articles. Upon receipt of written notice from LICENSOR of its elections to withdraw such approval, LICENSEE shall immediately cease the use of the Licensed Mark in connection with the promoting, advertising, sale, manufacture, distribution or use of such Articles bearing the Licensed Mark licensed hereunder. Notice of such election by LICENSOR to withdraw approval shall not relieve LICENSEE from its obligation to pay royalties on such Articles for sales made by LICENSEE to the date of disapproval or thereafter as permitted herein.

8. USE OF OTHER TRADEMARKS. LICENSEE may not use or associate the Licensed Mark with any other trademark, except when used in combination with prestige store labels and except as permitted in Paragraph 10, hereof.

9. ROYALTIES. (a) LICENSEE shall pay to LICENSOR and account for a royalty of:

            (i) Five Percent (5%) of LICENSEE 's Net Sales of Articles bearing the Licensed Mark during each year. Three Percent (3%) royalty shall be paid on "off price goods", which shall be limited to no more than 5% of total sales within any Contract Year.

      (b) Statements - Within twenty (20) days after the end of each quarter during the term of this Agreement, LICENSEE shall furnish to LICENSOR a full and accurate statement showing the number, description and invoice price of each Licensed Article sold, and the gross sales, returns actually received, normal trade discounts and allowances actually granted and sales taxes, if any, deducted (relative to the Licensed Articles) and the Net Sales of all Articles sold under this Agreement. Receipt or acceptance by LICENSOR of any of the statements furnished, or of any sums paid pursuant to this Agreement, shall not preclude LICENSOR from questioning their correctness at any time within a three
(3) year period to commence with the receipt by LICENSOR of LICENSEE 's statement. LICENSEE shall have a separate system of invoicing and billing for all Licensed Articles sold under this Agreement and shall maintain a perpetual inventory of all Licensed Articles which shall be available to LICENSOR upon request.

      (c) Books and Records - LICENSEE shall maintain appropriate books of account in which accurate entries shall be made concerning all transactions within the scope of this Agreement, and LICENSOR shall have the right, through any accountant or other authorized financial representative of its choice, on reasonable advance notice to LICENSEE, to examine and copy all or part of these books of account and all other records, documents and material in the possession or under the control of LICENSEE with respect to subject matter of this Agreement. LICENSOR shall have the right to examine all shipping documents of manufacturers used by LICENSEE, including letters of credit. LICENSEE shall supply LICENSOR with a list of all foreign and domestic manufacturers used for production of the Licensed Articles, which shall be subject to the approval of LICENSOR. In addition, LICENSEE shall cause all manufacturers to enter into an agreement that all designs used for the production of Articles licensed hereunder shall be strictly confidential and not used for any other licensee or importer. All books and account and records shall be kept available by LICENSEE for at least three (3) years after the year to which they relate.

      LICENSEE shall also provide, at LICENSOR' s request, a copy of any computerized tape or disk if its sales records are kept on such computerized tapes or disks.

      (d) LICENSEE shall also provide LICENSOR with the following information:

            (i) Licensee shall furnish copies of their April 30th, August 31St, and December 31St review statements within (90) days from the end of the fiscal period.

      (e) In addition to its right to inspect, LICENSOR shall have the right at any time, by its own personnel or its agents, to audit all books and records which LICENSEE is required to maintain pursuant to this Agreement. In the event an audit discloses that LICENSEE has understated Net Sales or underpaid royalties for any report period, LICENSEE shall pay to LICENSOR the amount, if any, by which the actual royalties exceed royalties paid. If LICENSEE underpays royalties by more than one (1%),percent for any calendar year, LICENSEE shall pay to LICENSOR all reasonable and necessary costs, fees and expenses incurred by LICENSOR in conducting such audit.

10. ADVERTISING AND PROMOTION. (a) LICENSEE shall submit its program for national advertising to LICENSOR for prior approval, including LICENSEE's trade releases announcing the introduction of Articles bearing the Licensed Mark. No consumer advertising or promotional material shall contain reference to LICENSEE's name except that LICENSEE's tags and labels which have been approved by LICENSOR may utilize the following statement: "M. Sasson (* TM of MARK TM, LLC. used under license by BIB Ltd. )" only on approved Licensed Articles.

      (b) LICENSEE shall maintain a separate area for exhibition of Licensed Articles within LICENSEE's showroom and shall designate an exclusive line of M. Sasson (as defined in Schedule "A").

11. INDEMNITY. LICENSEE will indemnify and hold LICENSOR harmless from any claim, suit, loss, damage or expense (including reasonable attorney's fees) arising out of any alleged defect in any Article produced by LICENSEE under this Agreement, or the manufacture, labeling, sale, distribution or advertisement of any Article by LICENSEE in violation of any national, state or local law or regulation. LICENSOR shall give the LICENSEE notice of any such claim or suit.

      LICENSEE will further indemnify and hold LICENSOR harmless from any claim, suit, loss, damage or expense (including reasonable attorney's fees) arising out. of the use of the Licensed mark "M. Sasson" in any Article produced by LICENSEE under this Agreement, or the manufacture, labeling, sale, distribution or advertisement of any Article by LICENSEE in violation of any national, state or local law or regulation. Such indemnification shall specifically include claims for trademark infringement and unfair competition under Federal and State law. LICENSOR shall give the LICENSEE notice of any such claim or suit.

12. INSURANCE POLICY. LICENSEE shall maintain at its own expense in full force and effect at all times during which Articles bearing the Licensed Mark are being sold, with a responsible insurance carrier acceptable to LICENSOR, at least FIVE MILLION ($5,000,000.00) DOLLARS of product liability insurance and trademark insurance with respect to the Articles. This insurance shall be for the benefit of LICENSOR, and LICENSEE shall give at least ten (10) days prior written notice to LICENSOR of the cancellation of, or any substantial modification in, such insurance policy. This insurance may be obtained for LICENSOR by LICENSEE in conjunction with a policy which covers products other than the Licensed Articles bearing the Licensed Mark.

13. EVIDENCE OF INSURANCE. LICENSEE shall, from time to time, upon reasonable request by LICENSOR, promptly furnish or cause to be furnished to LICENSOR evidence in form and substance satisfactory to LICENSOR, of the maintenance of the insurance required by Paragraph 12 above, including, but not limited to originals, copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments.

14. TRADEMARK OWNERSHIP OF THE LICENSED MARKS.

      (a) LICENSEE acknowledges LICENSOR's ownership of the Licensed Marks, and agrees not to challenge their validity and ownership by LICENSOR. All use of the Licensed Marks by LICENSEE shall inure to the benefit of LICENSOR. LICENSEE shall not do or commit any act which would effect the validity of the Licensed Marks, or LICENSOR's ownership thereof. LICENSEE shall at any time, whether during or after the Term of this Agreement, execute any documents reasonably requested by LICENSOR to confirm its ownership rights. All rights in the Licensed Marks other than those specifically granted in this Agreement are reserved by LICENSOR for its own use and benefit. This Agreement shall also include all future trademarks of LICENSOR using the name "M. Sasson" or its logos. LICENSEE acknowledges that the Licensed Mark has not yet been registered and is pending before the U.S. Patent and Trademark Office. Simultaneously herewith LICENSEE shall assign all trademark applications and registration for the Mark "M. Sasson". Such assignment shall include all "good will" associated with the Mark and shall be in a form acceptable to LICENSOR. LICENSEE hereby assumes all risk associated with the use of the Licensed Mark "M. Sasson" on the Licensed Articles.

      (b) DESIGN OWNERSHIP. All rights (including copyright rights) to designs for the Licensed Articles, and to any package design, label, advertising or promotional material or the like bearing the Licensed Marks (hereinafter the "Design Rights") shall be the property of LICENSOR (regardless whether such designs were created by LICENSOR, LICENSEE, or LICENSEE's employees, officers, directors, stockholders or independent contractors). LICENSEE shall make or procure all assignments necessary for this purpose. LICENSEE shall place appropriate notices on the Licensed Articles, packages, labels, and advertising and promotional materials in order to protect the Design Rights (including copyrights) therein. During the Term of this Agreement, LICENSEE may use the Design Rights in the Territory in connection with its exercise of the trademark license of the preceding Paragraph 2. All Articles manufactured from designs submitted by LICENSEE and approved by LICENSOR, shall bear the Trademarks.

      (c) EXCLUSIVITY OF DESIGN. All designs used by LICENSEE for the Licensed Articles shall be used exclusively for said Articles and may not be used under any other trademark or private label without the consent of LICENSOR.

15. REGISTRATION. LICENSEE shall cooperate with LICENSOR in the execution, filing and prosecution of any trademark or copyright applications that LICENSOR may desire to file and for that purpose LICENSEE shall supply to LICENSOR from time to time such samples, containers, labels and similar material as may be reasonably required. The right of LICENSEE, pursuant to Paragraph 2 hereof, shall include to the extent necessary, the right to use any registered trademarks or copyrights secured by LICENSOR hereunder.

16. TERMINATION FOR BREACH. (a) If LICENSEE breaches any of its obligations under this Agreement, LICENSOR shall have the right, without prejudice to any other rights which LICENSOR may have, to terminate this Agreement by giving Fifteen (15) days notice to LICENSEE, and this notice will automatically become effective unless LICENSEE completely remedies the breach within the Fifteen (15) day period.

      (b) Without prejudice any other rights LICENSOR may have, LICENSOR may terminate this Agreement, without liability, at any time:

            (i) If after achieving widespread commercial distribution of the Articles within the Territory, LICENSEE fails to continue the bona fide distribution and sale of the Articles for a consecutive period in excess. of six (6) months; or

            (ii) If at any time subsequent to the initial distribution of the Articles, LICENSEE fails to adequately advertise, promote and merchandise the Articles and LICENSEE has not instituted corrective measures within thirty (30) days after receiving notice of such deficiency from LICENSOR; or

            (iii) If LICENSEE understates royalties due for any royalty report by Two (2%) Percent or more or misrepresents or misstates material information in any other report required or requested under this Agreement; or

            (iv) If the quality of Articles (other than seconds) is materially lower (as determined by LICENSOR in its sole subjective discretion) than those submitted for approval, and LICENSEE fails to correct the deficiencies to the satisfaction of LICENSOR within ten (10) days of written notice; or

            (v) LICENSEE makes any cash or unreported sales.

      (c) During the term of this Agreement, if LICENSOR gives notice to LICENSEE for termination for breach, or gives notice of default for breach, more than two (2) times, upon the third notice, LICENSEE shall no longer have the right to remedy the breach and termination shall be effective at the time of notice. The failure of LICENSOR to exercise this right to terminate for any breach shall not effect its right to exercise the right upon a subsequent breach.

      (d) TERMINATION BECAUSE OF INSOLVENCY. If LICENSEE is adjudicated a bankrupt, or if a petition in bankruptcy is filed against the LICENSEE, or if LICENSEE makes any assignment for the benefit of its creditors, or if LICENSEE commits any act of bankruptcy or takes the benefit of any insolvency law, or if LICENSEE defaults on any obligation which is secured by a security interest, in whole or in part in the Articles bearing the Licensed Marks, or if a receiver is appointed for LICENSEE or a substantial part of it business interests, this Agreement shall automatically terminate as of the earliest date on which any of the above events occurred without prejudice to any other rights which LICENSOR may have. Invalidity or unenforceability of Paragraph 16(d) of this Agreement shall not affect or render any other clause of this Agreement invalid.

      (e) CHANGE OF BUSINESS. If LICENSEE sells or otherwise disposes of substantially all of its business or assets to a third party, or control of LICENSEE is transferred and the management thereby changed, LICENSOR will have the right, without prejudice to any other right it may have to terminate this Agreement by giving notice to LICENSEE effective immediately.

17. EFFECT OF TERMINATION. (a) Upon expiration or termination of this Agreement for any reason whatsoever, all rights in the Licensed Mark shall automatically revert to LICENSOR. LICENSEE shall cease all use of the Licensed Mark which have been embodied in Articles bearing the Licensed Mark, except that, if the Agreement is terminated other than pursuant to Paragraph 16(d) of this Agreement, LICENSEE shall then have Three (3) months from the date of termination to sell out its then existing inventory of Articles bearing the Licensed Mark. LICENSEE shall account for, and pay royalties on, all these sales not later than Thirty (30) days after the close of the Three (3) month period. Upon the date of termination, LICENSEE will promptly compute and inform LICENSOR of the amount of its then existing inventory of the Licensed Articles bearing the Licensed Mark. If, at any time during the Three (3) month period, LICENSEE is willing to sell all or substantially all of its then remaining inventory to a single purchaser or group of related purchasers, LICENSEE will advise LICENSOR of the identity of the prospective purchaser(s) and the price and terms of the proposed sale and LICENSOR will have a right of first refusal to buy the remaining inventory at that price and on those terms following notice to LICENSOR of such proposed sale.

      LICENSEE SHALL NOT ACCEPT ANY ORDER FOR NEW PRODUCTION OF ARTICLES TO BE MANUFACTURED NOR ACCEPT ANY ORDER WHATSOEVER THAT SHALL REQUIRE DELIVERY AFTER THE CLOSE OF THE THREE (3) MONTH SELL-OFF PERIOD.

      (b) NO INDEMNITY, ETC. Upon the expiration or termination of this Agreement in accordance herewith, LICENSEE shall not be entitled to termination payments, compensation, reimbursement, or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, including for advertising, promotion or for manufacturing facilities, investments, leases, or other commitments relating to the business or good will of LICENSEE, including without limitation, damages claimed by reason of LICENSEE's reliance upon the continuance of this Agreement.

18. INFRINGEMENTS. If LICENSEE learns of any use by any person of a trademark or design similar to any of the Licensed Mark or a licensed design, it shall promptly notify LICENSOR and, if requested by LICENSOR, shall join the LICENSOR, at LICENSOR's expense, in such action as LICENSOR, in its reasonable discretion, may deem advisable for the protection of its rights. LICENSEE shall have no right to take any action with respect to the Licensed Mark or designs without LICENSOR's prior written approval.

19. REPRESENTATION AND WARRANTY. The parties respectively represent and warrant that they are under no legal impediment which would prevent their signing this Agreement or consummating the same.

20. RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be construed to place the parties in the relationship of legal representatives, partners, joint venturers, or agents, and LICENSEE shall have no power to obligate or bind LICENSOR in any manner except as provided herein.

21. ASSIGNABILITY. LICENSEE may not assign or sublicense any or all of its rights or delegate any of its duties under this Agreement without the written consent of LICENSOR. Any attempted assignment or sublicense in violation of this provision shall be void.

22. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be considered given when sent by overnight delivery service, telecopier or by registered mail, return receipt requested, to the parties at the following addresses (or at such other address as party may specify by notice to the other in the manner provided herein:

            TO LICENSOR:        Brenda Palmer
                                Vice President Licensing
                                MARK TM, LLC.
                                1400 Broadway - 15th floor
                                New York, New York 10018
                                Fax: 212-383-8285

            WITH A COPY TO:     ROBERT A. SPIEGELMAN, ESQ.
                                1400 Broadway - 15th floor
                                New York, New York 10018
                                Fax: 212-383-8289

            TO LICENSEE:        Mark Binder, Chairman
                                BIB Ltd.
                                1 West 34th Street
                                New York, NY 10016
                                Fax: 646-473-1766

            WITH A COPY TO:     Scott Allinson
                                Tallman, Hudders & Sorrentino
                                The Paragon Centre Suite 300
                                1611 Pond Road
                                Allentown, PA 18104-2258
                                Fax: 610-391-1800

23. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive or limit that party of the right thereafter to insist upon strict adherence to that term in the particular instance or any other term of this Agreement in any instance. Any waiver must be in writing.

24. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

25. ARBITRATION. (a) Any controversy arising out of or relating to this Agreement shall be resolved by arbitration in the City of New York pursuant to the rules then obtaining of the American Arbitration Association. The panel of Arbitration appointed to settle any controversy or claim shall consist of three
(3) arbitrators.

      (b) The Arbitrators sitting in any such controversy shall have no power or jurisdiction to alter or modify any express provision of this Agreement or to make any award which by its terms affect any such alteration or modification.

      (c) The parties consent to the jurisdiction of the Supreme Court of the State of New York and further consent that any demand for arbitration or any process or notice of motion or other application to the Court or a Judge thereof, in connection with the same may be served in or out of the State of New York by registered mail or by personal service provided a reasonable time for appearance is allowed.

      (d) The provision for arbitration herein shall not be deemed any waiver of the rights of either party to any provisional remedy provided under New York Law. It is agreed that in the event of any violation hereof, the other party hereto shall have the right to obtain a preliminary injunction enjoining any further violation of this Agreement pending the arbitration hearing.

26. INTEREST. LICENSEE shall pay interest to LICENSOR upon all overdue amounts payable under this Agreement at the prime rate, plus two percent (2%) per annum, in effect at Chase Bank, N.A., covering the period from the due date to the date of payment. However, such payment shall in no way affect the rights of LICENSOR under this Agreement, including but not limited to 4those specified in Paragraph 17, hereof.

27. CROSS-DEFAULT. If any other agreement between the parties hereto is breached and/or terminated pursuant to the terms thereof, such breach and/or termination shall, in the sole discretion of LICENSOR, constitute an event of default under this Agreement, and LICENSOR shall have the right, without prejudice to any other rights it may have, to terminate this Agreement (with immediate effect) by giving notice to LICENSEE.

      LICENSEE agrees that a breach or default under this Agreement shall, in the sole discretion of LICENSOR, also constitute and be deemed a breach or event of default under all existing agreements between the parties as of the date of such breach or default; and upon any such termination and/or breach, LICENSOR shall have the right, without prejudice to any other rights it may have, to terminate any or all other such Agreements (with immediate effect) by giving notice to LICENSEE. LICENSEE shall immediately pay all royalties and/or minimums to LICENSOR as provided in all such Agreements.

28. IMPORTATION OF LICENSED ARTICLES. All Licensed Articles caused to be manufactured by LICENSEE or an approved sublicense or subsidiary outside the United States, shall be imported into the United States under the name of the LICENSEE ONLY. Any and all Articles imported under a name other than that of LICENSEE shall be deemed counterfeit by U.S. Customs and will be treated accordingly. In order to prevent the importation of counterfeit merchandise, LICENSEE shall use a customs broker designated or approved by LICENSOR for all LICENSOR's Articles imported under this Agreement. LICENSOR shall not be liable for any acts of or transaction with said broker.

29. COMPLETE AGREEMENT. This Agreement contains a complete statement of all arrangements between the parties with respect to its subject matter, and cannot be changed or terminated orally.

30. HEADINGS. The headings of this agreement are solely for convenience of reference and shall not effect its interpretation.

IN WITNESS WHEREOF, the parties hereto have set their hand and seal as of the day first hereinabove written.


MARK TM, LLC

/s/ Brenda Palmer
-----------------------------------
Brenda Palmer
Vice President Licensing


MARK TM, LLC

/s/ Joe Nakash
-----------------------------------
Joe Nakash
Chairman


BIB LTD.

/s/ Mark Binder
-----------------------------------
Mark Binder
Chairman


All terms of this License Agreement are guaranteed by BIB Holdings, Ltd.

/s/ Mark Binder
-----------------------------------
Mark Binder

License Agreement between MARK TM, LLC. and BIB LTD., dated November 24, 2003.